Exhibit 4.2

DENIM.LA, INC.

Joinder Agreement

Pursuant to that certain Series A-2 Preferred Stock Subscription Agreement and its Exhibits attached as Appendix I hereto (the “Subscription Agreement”), and that certain Investment Management Agreement and its Exhibits attached as Appendix II hereto (the “Management Agreement”, and together with the Subscription Agreement, the “Agreements”) the undersigned (the “Investor”) hereby agrees to be bound by and to observe all of the terms and conditions of the Subscription Agreement and its Exhibits, and if the principal amount set forth on the signature page attached hereto (“Amount”) is less than $50,000, the Management Agreement, and all of the benefits such Agreements shall inure to Investor thereunder. In addition, Investor acknowledges receipt of a copy of the Agreements, and that Investor has read such Agreements.

Purchaser hereby (a) authorizes Denim.LA, Inc. (the “Company”) and SI Securities, LLC (the “Manager”) to attach this counterpart signature page to the Agreements, (b) agrees to subscribe to the Subscription Agreement Amount, (c) appoints Manager as his true and lawful attorney in fact, in his name, place and stead, to take the actions in connection with its subscription under the Subscription Agreement in accordance with the terms and conditions set forth in the Management Agreement if applicable, and (d) agrees that any notice required or permitted by the Agreements shall be given to Purchaser at the address or e-mail listed below.

This Joinder Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the respective Agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date first agreed and accepted by the Company as written below.

INVESTOR: [Entity name if applicable]

By:

Name:

Title:

Email:

Address:

Amount:

Date:

AGREED AND ACCEPTED:

COMPANY: DENIM.LA, INC.

By:

Name:

Title:

Date:

AGREED AND ACCEPTED:

MANAGER: SI SECURITIES, LLC

By:

Name:

Title:

Date:

APPENDIX I

APPENDIX II